UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 6, 2022 (June 30, 2022)

Insperity, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13998	76-0479645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19001 Crescent Springs Drive

Kingwood, Texas 77339

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 358-8986

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	NSP	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 30, 2022, Insperity, Inc. (the “Company” or “we”) entered into the Fourth Amendment to Amended and Restated Credit Agreement (the “Fourth Amendment”) with Zions Bancorporation, N.A. dba Amegy Bank, as administrative agent, and certain financial institutions, as lenders. The Fourth Amendment amends the Company’s existing Amended and Restated Credit Agreement, dated as of February 6, 2018 (as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of September 13, 2019, the Second Amendment to Amended and Restated Credit Agreement, dated as of March 9, 2021, and the Third Amendment to Amended and Restated Credit Agreement, dated as of April 28, 2021), to, among other things, (i) increase the aggregate principal amount that the Company may borrow under the revolving credit facility thereunder (the “Facility”) from $500 million to $650 million, (ii) increase the aggregate principal amount to which the Facility may be increased, subject to certain terms and conditions, to $700 million, (iii) extend the maturity date of the Facility to June 30, 2027, (iv) increase the letter of credit subfacility in an aggregate principal amount up to $65 million from $45 million and (v) replace the ability of the Company to elect that borrowings accrue interest at the London Inter-Bank Offered Rate, plus the Applicable Margin, with the ability of the Company to elect that borrowings accrue interest at a forward-looking term rate based on the secured overnight financing rate (“Term SOFR”) plus (i) the Applicable Margin and (ii) a Term SOFR spread adjustment.

The foregoing summary is qualified in its entirety by reference to the Fourth Amendment, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 to this current report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	—	Fourth Amendment to Amended and Restated Credit Agreement, dated June 30, 2022.

104	—	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPERITY, INC.

By:	/s/ Daniel D. Herink
Daniel D. Herink
Executive Vice President of Legal, General Counsel and Secretary

Date: July 6, 2022